Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E8560162020-4
Barbara K. Cegavske	Filing Number 20200856015
Secretary of State State Of Nevada	Filed On 08/17/2020 11:21:31 AM
	Number of Pages 2

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of________________________________**a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	Medicale Corp
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) INCORP SERVICES, INC. Name of Registered Agent **OR** Title of Office or Position with Entity 3773 HOWARD HUGHES PKWY STE 500S (Street Address) · Las Vegas (City) · Nevada · 89169 (Zip Code) Mailing Address (If different from street address) · City · Nevada · Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Heather Glenn on behalf of InCorp Services, Inc. · 08/17/2020 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity · Date
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) Borisi Alborovi (Name) 3773 Howard Hughes Pkwy Suite 500S (Address) · Las Vegas (City) · NV (State) · 89169 (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

Page 1 of 2 Pages

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	Any Legal Purpose
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 75000000.0 Par value: $ .000100 Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Borisi Alborovi Country: United States Address: 3773 Howard Hughes Pkwy, Suite 500S City: Las Vegas State: NV Zip/Postal Code: 89169 X Borisi Alborovi (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Page 2 of 2 Pages

DOMESTIC CORPORATION (78) CHARTER I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that Medicale Corp did, on 08/17/2020, file in this office the original Articles of Incorporation - For - Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202008171009914 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/17/2020. BARBARA K. CEGAVSKE Secretary of State